EXHIBIT 7.2

                              EMPLOYMENT AGREEMENT

     This Agreement, made and entered into this 31st day of July, 2002, by and between KINGSTON SALES CORP. (hereinafter referred to as "Employer"), and ROBERT
J. KINGSTON (hereinafter referred to as "Employee").

                                    WITNESS:

     WHEREAS, on the date of this Agreement, Employee sold all of his shares of Employer to Fortune Diversified Industries, Inc. ("FDI"); and

     WHEREAS, FDI now owns one hundred percent (100%) of the outstanding shares of Employer; and

     WHEREAS, FDI would not have purchased all of Employee's shares of Employer unless Employee executed this Agreement with Employer; and

     WHEREAS, Employee's diligent efforts on behalf of Employer are vital to the continued success of Employer; and

     WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer pursuant to the terms of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Employment. Employer hereby employs Employee and Employee hereby accepts employment upon the terms and conditions hereinafter set forth. This Agreement supersedes any prior employment contracts.

     2. Term. This Agreement shall commence August 1, 2002, and shall remain in effect until it is terminated, pursuant to Section 6.

     3. Salary and Benefits. For all services rendered by Employee under this Agreement, Employer shall pay Employee an annual salary and benefits described on the attached Exhibit No. "1". Employer shall pay Employee in equal installments not less than monthly.

     4. Duties. Employee shall be employed to perform the following duties: Act as President of Employer; follow directions and instructions provided by Employer's Board of Directors.

     5. Best Efforts and Exclusive Employment. Employee shall devote all of Employee's professional and occupational time, attention, knowledge and skills solely to the business and the interests of Employer. Employee agrees that he


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will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of him pursuant to the terms of this Agreement.

     6. Termination. For cause, Employer may terminate this Agreement at any time, upon written notice provided to Employee. For purposes of this Agreement, the term "cause" shall be defined as an occurrence of any of the following events:

     (a) Employee's gross negligence in the performance of his duties or material failure or willful refusal to perform his duties;

     (b) the determination by Employer in the exercise of its reasonable judgment that Employee has committed an act that (i) negatively affects Employer's business or reputation, or (ii) indicates alcohol or drug abuse by Employee that adversely affects his performance hereunder;

     (c) the determination by Employer in the exercise of its reasonable judgment that Employee has committed an act or acts constituting a felony or other act involving dishonesty, disloyalty or fraud against Employer;

     (d) the determination by Employer in the exercise of its reasonable judgement that Employee failed or refused to comply with the terms of this Agreement; or

     (e)  the death or permanent disability of Employee.

     Any termination under (a), (b) or (d) above shall be effective ten (10) days after written notice by Employer. Employee shall, however, have the opportunity to cure a breach under (a), (b) or (d) above during the ten (10) day period. If Employee cures the breach, the termination shall not be effective. Any termination under (c) or (e) above shall be effective immediately.

     For good reason, Employee may terminate this Agreement at any time upon written notice provided to Employer. For purposes of this Agreement, the term "good reason" shall be defined as the nonpayment of any salary or benefits described on the attached Exhibit 1, or Employer's breach of another material term of this Agreement. Any termination for good reason by Employee shall be effective ten (10) days after written notice by Employee. Employer shall, however, have the opportunity to cure such breach during the ten (10) day period. If Employee cures the breach, the termination shall not be effective.

     Without cause, either party may terminate this Agreement at any time after August 1, 2004, effective thirty (30) days after written notice is provided to the other party.. Employee acknowledges and agrees that FDI would not have purchased all of Employee's shares of Employer unless Employee executed this Agreement and Employee agreed not to terminate this Agreement without good reason prior to August 1, 2004.

     7. Confidential Information. For purposes of this Agreement, "Confidential Information" shall be deemed to include all information and materials furnished by Employer to Employee with respect to Employer's business, including information transmitted in writing,


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orally, visually (e.g. browser display) or on magnetic media, and including all proprietary information, specifications, models, diagrams, flow charts, videotapes, audio tapes, forms, data structures, graphics, other original works of authorship, product plans and technologies, trade secrets, trade names or proposed trade names, knowhow, ideas, marketing materials, lists of potential or actual clients, contracts, pricing information, financial information, business plans and strategies, and other financial and intellectual property relating to Employer and Employer's business.

     Except as authorized in writing by Employer, Employee will not disclose, communicate, publish or use for the benefit of himself or any third party any Confidential Information received, acquired, or obtained from Employer. Employee also agrees that: a) the Confidential Information will be held in confidence by Employee using the same degree of care, but no less than a reasonable degree of care, as Employee uses to protect his own confidential information of a like nature; b) he will take such steps as may be reasonably necessary to prevent disclosure of the Confidential Information to others; c) in the event Employee is legally required to disclose any portion of the Confidential Information, Employee shall promptly notify Employer so that Employer may take steps to protect its Confidential Information.

     The obligations of this Section 7 shall terminate with respect to any particular portion of Confidential Information which: a) was in the public domain at the time of Employer's communication thereof to Employee; b) entered the public domain through no fault of Employee subsequent to the time of Employer's communication thereof to Employee; c) was rightfully communicated by a third party to Employee free of any obligation of confidence subsequent to the time of Employer's communication thereof to Employee; or d) was developed by Employee independently of and without reference to any Confidential Information or other information that Employer has disclosed in confidence to Employee.


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     In no event shall Employee be deemed by virtue hereof to have acquired any right or interest in or to the Confidential Information. Employee agrees that during the term of his employment and for a period of five (5) years thereafter, he will maintain the confidentiality of the Confidential Information.

     All Confidential Information furnished to Employee by Employer shall remain the property of Employer and shall be returned to Employer on the date of termination of this Agreement with all hard copies or derivative works made thereof. Any information provided by Employer which Employee has incorporated into any software databases shall be deleted.

     8. Covenant Not To Compete. Employee agrees that during the term of his employment, and for a period of two (2) years thereafter, he will not directly or indirectly, for himself or for any other person, proprietorship, partnership, corporation or trust, or any other entity, as an individual or as an owner, employee, agent, officer, director, trustee, or in any other capacity:

     (a) for the purpose of selling electronic products the same as or substantially similar to the products offered by Employer during the term of this Agreement (including but not limited to any type or brand of televisions, cable modems, direct TV systems, satellite dishes, DVD players, direct TV receivers and VCRs) ("Restricted Products"), Employee shall not solicit, participate or aid in the solicitation of orders for Restricted Products, or sell any Restricted Products to any of Employer's customers who were serviced by Employee, solicited by Employee or who became customers of Employer as a result of any actions taken by Employee;

     (b) for the purpose of selling Restricted Products, Employee shall not solicit, participate or aid in the solicitation of, or sell any Restricted Products products to any of Employer's customers who were customers, or had an ongoing business relationship with Employer, at any time during the six (6) month period preceding the termination of this Agreement;

     (c) contact, or aid or participate in the contact, including allowing the use of Employee's name in connection with the contact of, any of Employer's customers who were customers, or had an ongoing business relationship with Employer, at any time during the six (6) month period preceding the termination of this Agreement, for the purpose of diverting their purchases of Restricted Products from Employer;

     (d) for the purpose of selling Restricted Products, Employee shall not solicit, participate or aid in the solicitation of, represent or sell Restricted Products on behalf of any of the companies that Employer represents at any time during the six (6) month period preceding the termination of this Agreement.


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     (e)  for the purpose of selling Restricted Products, Employee shall not sell any of the product lines carried by Employer at any time during the six (6) month period preceding the termination of this Agreement.

     (f) solicit or contact or aid or participate in the contact, including allowing the use of Employee's name in connection with the contact of, Employer's employees, for the purpose of inducing them to terminate their employment with Employer;

     (g) engage in, conduct, promote, or participate in either as an owner, investor, employee, officer, director, trustee, or agent, or in any other capacity whatsoever, a business in competition with Employer in the sale and offering of Restricted Products either directly or indirectly. The prohibitions and covenants enumerated in this Section 8(g) shall bind Employee in the following geographic area: All counties in the State of Indiana.

     Nothing in the foregoing provisions of this Section shall prohibit Employee from purchasing for investment purposes only any stock or corporate security traded or quoted on a national securities exchange or national market system.

     Employer and Employee agree that in the event of a breach of any of the covenants and prohibitions contained in Sections 7 and 8 by Employee, Employer shall suffer immediate, immeasurable and irreparable harm and damage, and accordingly, the parties agree as follows:

     (a) These covenants shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action by Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of these covenants by Employer;

     (b) In the event of a violation of any of these covenants the terms of all covenants shall be automatically extended for a period equal to the violation;

     (h) Employer shall be entitled to recover reasonable attorney's fees incurred in the enforcement of these covenants;

     (i) Each covenant is separate and distinct from every other covenant, and in the event of the invalidity of any one covenant, the remaining covenants shall be deemed independent and enforceable. Further, although the parties agree that the scope, duration and territorial restrictions herein are reasonable and necessary for the protection of Employer, the parties agree that the obligations with respect to each county and the duration thereof are a separate covenant, and in the event a Court should consider the territorial restrictions or duration too extensive, the Court shall consider the reasonableness and enforceability of the covenants with respect to each individual county and the duration thereof and shall modify the provisions so as to be valid and fully enforceable for the maximum scope, duration and geographic areas (but never for a larger scope, longer period or greater area than set forth above) as the Court shall find to be reasonable, necessary valid and legally enforceable;

     (j) These covenants are reasonable and necessary for the protection of Employer's business interests, that irreparable injury will result to Employer if Employee breaches any of these covenants, and that in the event of actual or threatened breach of any of these covenants, Employer will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by Employee of any of these covenants, Employer shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon


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          thereafter as possible. Nothing contained herein shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove; and

     (k) Employer would not have entered into this Agreement but for Employee's agreement to be bound by and comply with the terms and conditions of this Agreement, including, without limitation, Sections 7 and 8 hereof, and for Employee's agreement that the scope, duration and territorial restrictions of these covenants are reasonable.

     9. Notices. Any notices required or permitted to be given under this Agreement shall be in writing, and hand delivered or sent by certified mail, return receipt requested, to the residence in the case of Employee, or to its principal office in the case of Employer.

     10. Waiver of Breach. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

     11. Assignment. Neither party shall assign his or its rights and obligations under this Agreement, without the prior written consent of the other party.

     12. Entire Agreement. This Agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.


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     IN WITNESS WHEREOF, the parties have executed this Agreement and caused this Agreement to be executed on the day, month and year first above written.

                                            KINGSTON SALES CORP.


                                            By: ______________________________



                                                ______________________________
                                                      Robert J. Kingston

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                                    EXHIBIT 1
                                    ---------


     During the term of this Agreement, Employer shall pay Employee as follows:

     1)   Salary: $90,000 per year.

     2) Benefits: Benefits comparable to the benefits provided to Employer's other executive-level employees.

     3)   Vacation: Three (3) weeks paid vacation per year.

     4) Use of Automobile: Employee shall be provided the use of a BMW 530 or comparable automobile. Employer shall pay for repairs and insurance. Upon termination of employment for any reason, Employee may purchase the provided automobile for One Dollar ($1.00).